UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 12, 2019 (September 6, 2019)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated With Exit or Disposal Activities

On September 6, 2019, management of EQT Corporation (the “Company”) committed to a reorganization plan (the “Reorganization Plan”) designed to streamline the Company’s business to improve operational effectiveness and create a more efficient organization. The Reorganization Plan is in furtherance of the Company’s previously disclosed overall business transformation program designed to effect operational, organizational, cultural and other changes to lower operating costs and increase free cash flow generation through improved efficiency, well performance and the use of technology. The Reorganization Plan was completed on September 10, 2019 and resulted in an overall reduction of the Company’s workforce by approximately 200 employees (representing 23% of the Company’s workforce) and simplified the Company’s organizational structure by reducing the number of departments from 58 to 15. The positions eliminated pursuant to the Reorganization Plan represent approximately $50 million of annual general and administrative costs (“G&A”). The Company anticipates providing guidance on run-rate G&A in connection with its third quarter 2019 earnings results.

The Reorganization Plan is expected to result in cumulative pretax charges of approximately $27 million for employee-related costs, which include severance and other termination benefits, all of which is expected to be recorded in the third quarter of 2019. These charges are expected to be the same as the cash costs to the Company associated with the Reorganization Plan.

When taken together with other pretax charges that the Company expects to record in the third quarter relating to severance and other termination benefits for certain former members of the Company’s senior management whose separations were not part of the Reorganization Plan, the Company expects to incur cumulative pretax charges associated with these items of approximately $66 million (inclusive of the estimated $27 million specific to the Reorganization Plan), of which approximately $45 million is expected to be a cash cost.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and may contain words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “see,” “should,” “targets,” “will,” “would,” or words or phrases of similar meaning, or the negative thereof. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report on Form 8-K include the Company’s ability to achieve the anticipated operational, organizational and financial benefits of the Reorganization Plan and overall business transformation program; and the amount, nature and timing of the costs anticipated to be incurred by the Company in connection with its execution of the Reorganization Plan and overall business transformation program. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and changes in circumstances that could cause actual results to differ materially from those projected in the forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect these forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by other documents the Company files from time to time with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: September 12, 2019	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President and General Counsel